Exhibit 99.1

Energous Corporation Reports 2023 Third-Quarter Results

SAN JOSE, Calif. – November 9, 2023 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its third quarter ended September 30, 2023.

Unaudited 2023 Third-Quarter Financial Results

For the third quarter ended September 30, 2023, Energous reported:

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Revenue of approximately $168,708, a 44% increase over Q2 2023
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Costs and expenses of approximately $5.3 million, with approximately $48,394 in cost of revenue, $2.5 million in research and development expenses, and $2.5 million in sales, marketing, general and administrative expenses
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Net loss of approximately $(4.1) million, or $(0.86) per basic and diluted share, compared to a net loss of approximately $(5.9) million, or $(1.54) per basic and diluted share in the third quarter of 2022
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Adjusted net non-GAAP loss of approximately $(4.2) million
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Adjusted non-GAAP costs and expenses of $4.6 million, an 18.0% reduction from Q3 2022
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Approximately $16.6 million in cash and cash equivalents at the end of the third quarter, with no debt

Partnership Momentum

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Energous and WiGL — On August 8, the Company announced the next phase of its partnership with WiGL, a developer of touchless wireless charging for IoT devices for wireless power networks, to develop and commercialize IoT products that will be wirelessly powered over distance. The Air Force Research Lab at the U.S. Department of Defense funded the first phase of the project early last year to develop and design tWPT products for military and commercial use. In the project's second phase, Energous’ PowerBridges will continue to provide radio frequency-based (RF) wireless power over distance for WiGL’s tWPT networks.
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Energous and Veea — On September 20, the Company announced it had joined with Veea Inc., a leader in integrated smart edge connectivity, computing and security technologies, to combine wireless power and edge computing for real-time asset tracking in rapidly growing IoT sectors. The combined technologies were showcased in a proof of concept at the AT&T Mexico Innovation Lab in Mexico City that was designed to demonstrate the real-world relevance and transformative potential of the solutions offered by Energous and Veea in expanding the IoT landscape.
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Energous and InPlay — On September 26, the Company announced a partnership with InPlay Inc., a fabless semiconductor company, to demonstrate a battery-free temperature and humidity IoT sensor solution. This innovation harnesses the strengths of Energous' PowerBridge technology and InPlay's cutting-edge Bluetooth low-energy beacon system.

“In the third quarter of 2023, we continued to see strong growth in the number of customers utilizing Energous technology in proof of concept deployments, where it is not only proving to be an effective wireless power solution but also demonstrates its potential to optimize IoT environments,” said Cesar Johnston, CEO of Energous. “Aiding this growth is the expansion of our partnership platform, as we continue to seek to bring on additional technology, distribution and IoT System Integrator partners that can help validate our core technology, amplify the benefits of our solutions in key markets, and increase our commercial potential.”

2023 Third-Quarter Conference Call

Energous will host a conference call to discuss third-quarter financial results, recent progress and prospects for the future.

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When: Thursday, November 9, 2023
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Time: 1:30 p.m. PT (4:30 p.m. ET)
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Phone: 800-830-9649 (domestic); + 1-213-992-4624 (international)
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Conference replay: Accessible through November 23, 2023
800-645-7964 (domestic); + 757-849-6722 (international); passcode 7514 #
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Webcast: Accessible at Energous.com; archive available through November 2024

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including net non-GAAP loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Net non-GAAP loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering costs relating to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$16,578,659	$26,287,293
Accounts receivable, net	120,198	143,353
Inventory	199,616	105,821
Prepaid expenses and other current assets	896,253	827,551
Total current assets	17,794,726	27,364,018

Property and equipment, net	388,505	429,035
Operating lease right-of-use assets	1,411,930	1,959,869
Total assets	$19,595,161	$29,752,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$768,941	$900,765
Accrued expenses	1,672,936	1,790,414
Accrued severance expense	202,946	416,516
Warranty liability	450,000	—
Operating lease liabilities, current portion	696,573	705,894
Deferred revenue	24,341	29,727
Total current liabilities	3,815,737	3,843,316

Operating lease liabilities, long-tern portion	739,767	1,264,131
Total liabilities	4,555,504	5,107,447
Commitments and contingencies
Stockholders' equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at September 30, 2023 and December 31, 2022; no shares issued or outstanding at September 30, 2023 and December 31, 2022	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at September 30, 2023 and December 31, 2022; 5,046,994 and 3,947,267 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively.	925	789
Additional paid-in capital	392,476,298	387,319,985
Accumulated deficit	(377,437,566)	(362,675,299)
Total stockholders' equity	15,039,657	24,645,475
Total liabilities and stockholders' equity	$19,595,161	$29,752,922

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$168,708	$223,201	$382,517	$672,133

Costs and expenses:
Cost of revenue	48,394	420,060	270,025	894,693
Research and development	2,460,123	2,885,830	8,418,779	9,622,886
Sales and marketing	774,141	1,093,640	3,074,163	3,865,322
General and administrative	1,698,380	1,931,386	5,763,811	5,983,845
Severance expense	269,109	—	359,419	633,444
Total costs and expenses	5,250,147	6,330,916	17,886,197	21,000,190
Loss from operations	(5,081,439)	(6,107,715)	(17,503,680)	(20,328,057)

Other income (expense):
Offering costs related to warrant liability	—	—	(591,670)	—
Change in fair value of warrant liability	788,000	—	2,685,000	—
Interest income	178,845	142,840	648,083	192,715
Total other income	966,845	142,840	2,741,413	192,715

Net loss	$(4,114,594)	$(5,964,875)	$(14,762,267)	$(20,135,342)

Basic and diluted net loss per common share	$(0.86)	$(1.54)	$(3.30)	$(5.21)

Weighted average shares outstanding, basic and diluted	4,762,187	3,879,804	4,467,436	3,867,330

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Net loss (GAAP)	$(4,114,594)	$(5,964,875)	$(14,762,267)	$(20,135,342)
Add (subtract) the following items:
Depreciation and amortization	47,442	73,684	137,772	200,995
Stock-based compensation	368,907	698,222	1,394,877	2,071,253
Severance expense *	269,109	—	359,419	633,444
Offering costs related to warrant liability	—	—	591,670	—
Change in fair value of warrant liability	(788,000)	—	(2,685,000)	—
Adjusted net non-GAAP loss	$(4,217,136)	$(5,192,969)	$(14,963,529)	$(17,229,650)

* Note: Severance expense includes $87,662 in stock-based compensation for the nine months ended September 30, 2022

Total costs and expenses (GAAP)	$5,250,147	$6,330,916	$17,886,197	$21,000,190
Subtract the following items:
Depreciation and amortization	(47,442)	(73,684)	(137,772)	(200,995)
Stock-based compensation	(368,907)	(698,222)	(1,394,877)	(2,071,253)
Severance expense *	(269,109)	—	(359,419)	(633,444)
Adjusted non-GAAP costs and expenses	$4,564,689	$5,559,010	$15,994,129	$18,094,498

* Note: Severance expense includes $87,662 in stock-based compensation for the nine months ended September 30, 2022

Total research and development expenses (GAAP)	$2,460,123	$2,885,830	$8,418,779	$9,622,886
Subtract the following items:
Depreciation and amortization	(42,631)	(53,026)	(126,980)	(118,672)
Stock-based compensation	(138,976)	(273,923)	(557,767)	(922,447)
Adjusted non-GAAP research and development expenses	$2,278,516	$2,558,881	$7,734,032	$8,581,767

Total sales, marketing, general and administrative expenses (GAAP)	$2,472,521	$3,025,026	$8,837,974	$9,849,167
Subtract the following items:
Depreciation and amortization	(4,811)	(20,658)	(10,792)	(82,323)
Stock-based compensation	(229,931)	(424,299)	(837,110)	(1,148,806)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,237,779	$2,580,069	$7,990,072	$8,618,038

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com

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